EXHIBIT (10)V

AMENDMENT NO. 2, dated as of January 31, 2011 (this “Amendment”), by and among TARGET RECEIVABLES LLC (formerly known as TARGET RECEIVABLES CORPORATION), a Minnesota limited liability company, TARGET CORPORATION, a Minnesota corporation, JPMN II Inc. (formerly known as BOTAC, Inc.), a Nevada corporation, as Note Purchaser and CHASE BANK USA, NATIONAL ASSOCIATION, a national banking association, to the NOTE PURCHASE AGREEMENT, dated as of May 5, 2008, as amended by Amendment No. 1 thereto, dated as of November 10, 2009  (the “Note Purchase Agreement”), by and among Target Receivables LLC, Target Corporation, the Note Purchaser and Chase Bank USA, National Association.

W I T N E S S E T H:

WHEREAS, the Board of Directors of the Target Receivables LLC has duly adopted resolutions (i) approving the change of the name of the Transferor from “Target Receivables Corporation” to “Target Receivables LLC” and (ii) approving the conversion of the Transferor from a Minnesota corporation to a Minnesota limited liability company;

WHEREAS, the parties to this Amendment have heretofore executed and delivered Amendment No. 1 to the Note Purchase Agreement, dated as of November 10, 2009;

WHEREAS, the parties to this Amendment desire to amend the Note Purchase Agreement pursuant to Section 15 thereof in order to reflect the conversion of Target Receivables LLC to a limited liability company and make certain modifications to address the transfer of the membership interest in Target Receivables LLC by Target Capital Corporation, a Minnesota corporation, to TCC Corporation SARL, a société à responsabilité limitée existing and organized under the laws of the Grand Duchy of Luxembourg;

WHEREAS, Section 15 of the Note Purchase Agreement provides that no amendment of any provision of the Note Purchase Agreement shall in any event be effective unless (i) such amendment be in writing and signed by the parties thereto and (ii) for so long as there is an Outstanding Series or Class that is rated by a Rating Agency, such Rating Agency shall be provided notice of any amendment of any provision of the Note Purchase Agreement; and

WHEREAS, the conditions precedent to the execution of this Amendment have been complied with.

NOW, THEREFORE, the parties hereto hereby are executing and delivering this Amendment in order to modify the Note Purchase Agreement in the manner set forth below.

Capitalized terms used but not defined herein shall have the meanings assigned to them in the Note Purchase Agreement.

ARTICLE I

Section 1.1             Replacement of Terms. All occurrences of the terms “TRC”, “Target Receivables Corporation” and “Target Receivables Corporation, a Minnesota corporation” in the Note Purchase Agreement shall be replaced with the terms “TRLLC”, “Target Receivables LLC” and “Target Receivables LLC, a Minnesota limited liability company”, respectively. All such replacements shall be applicable for the singular, plural and possessive forms of the respective terms thereof.

ARTICLE II

Section 2.1             Amendment to Section 2(a). With respect to issuances of Additional Notes after the Effective Date, Section 2(a) of the Note Purchase Agreement is hereby replaced in its entirety by the following:

(a) TRLLC has been duly formed and is an existing limited liability company in good standing, Target has been duly incorporated and is an existing corporation in good standing, both under the laws of the State of Minnesota with power and authority (corporate or limited liability, as applicable, and other) to own its properties and conduct its business; and each of TRLLC and Target is duly qualified to do business as a foreign limited liability company or as a foreign corporation, as applicable, in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification and where the failure to so qualify would have a material adverse effect on the Trust’s, the Transferor’s or the Servicer’s, as applicable, ability to perform its obligations under the Basic Documents to which each is a party.

Section 2.2             Amendment to Section 2(c). With respect to issuances of Additional Notes after the Effective Date, Section 2(c) of the Note Purchase Agreement is hereby replaced in its entirety by the following:

(c) TRLLC is not in violation of its Articles of Organization or Operating Agreement. Target is not in violation of its Articles of Incorporation or Bylaws. Neither TRLLC nor Target is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any agreement or instrument to which it is a party or by which it or its properties are bound which would have a material adverse effect on the transactions contemplated in the Basic Documents.  The execution, delivery and performance of the Basic Documents and the issuance and sale of the Note and compliance with the terms and provisions thereof will not result in a material breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over TRLLC or Target or any of Target’s subsidiaries or any of their properties, or any material agreement or instrument to which TRLLC or Target or any of Target’s subsidiaries is a party or by which TRLLC or Target or any of Target’s subsidiaries is bound or to which any of the properties of TRLLC or Target or any of Target’s subsidiaries is subject, or the Articles of Organization or Operating Agreement of TRLLC or the Articles of Incorporation or Bylaws of Target or any of Target’s subsidiaries; TRLLC has full power and authority to authorize, issue and transfer the Collateral Certificate as contemplated by the Deposit and Administration Agreement and sell the Note as contemplated by this Note Purchase Agreement; and each of TRLLC and Target has full power and authority to enter into the Basic Documents to which it is a party.

ARTICLE III

Section 3.1             Counterparts.  This Amendment may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

Section 3.2             Effect of Headings and Table of Contents.  The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

Section 3.3             Separability.  In case any provision in this Amendment shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not be affected or impaired thereby.

Section 3.4             Governing Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 3.5             Effective Date.  This Amendment shall become effective as of the day and year first above written (the “Effective Date”).

Section 3.6             Binding Effect; Ratification.  (a) On and after the Effective Date, with respect to issuances of Additional Notes, (i) this Amendment shall be a part of the Note Purchase Agreement and (ii) each reference in the Note Purchase Agreement to “this Agreement”, “the Note Purchase Agreement”, “hereof”, “hereunder” or words of like import, and each reference in any other transaction document to the Note Purchase Agreement, shall mean and be a reference to the Note Purchase Agreement as amended hereby.

(b) Except as expressly modified or amended in this Amendment, all of the terms, covenants, provisions, agreements and conditions of the Note Purchase Agreement are hereby ratified and confirmed in every respect and shall remain unmodified and unchanged and shall continue in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers as of the day and year first above written.

TARGET RECEIVABLES LLC
(formerly known as TARGET RECEIVABLES CORPORATION)

By:	/s/ Sara J. Ross
Name: Sara J. Ross
Title: Vice President and Assistant
Treasurer

TARGET CORPORATION

By:	/s/ Sara J. Ross
Name: Sara J. Ross
Title: Assistant Treasurer

JPMN II INC.

By:	/s/ David A. Penkrot
Name: David A. Penkrot
Title: Senior Vice President

CHASE BANK USA, NATIONAL ASSOCIATION

By:	/s/ David Hoyt
Name: David Hoyt
Title: Senior Finance Director

Amendment No. 2

to the Note Purchase Agreement